SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2008

E.DIGITAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-20734
(Commission File Number)

33-0591385
(IRS Employer Identification No.)

16770 West Bernardo Drive
San Diego, California 92127
(Address of principal executive offices)

(858) 304-3016
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Alex Diaz, a director and Chairman of the Board since 2002, resigned as a director, Chairman and compensation committee member effective October 2, 2008.

(c) Allen Cocumelli, a board member since 1999, was appointed Chairman of the Board effective October 8, 2008. Mr. Columelli previously served as Chairman of the Board from April 2000 to November 2002.

The Chairman of the Board is technically considered an executive officer under the Company’s bylaws but the Company does not believe the Chairman meets the definition of an “executive officer” under Rule 16a-1(f) of the Securities Exchange Act of 1934 in that the Chairman does not perform any policy-making functions for the Company nor receive any compensation for the position.

(d) Effective on October 8, 2008 the Company’s board of directors appointed Eric M. Polis to fill the vacancy caused by the resignation of Mr. Diaz. There was no arrangement or understanding between Mr. Polis and any other person pursuant to which Mr. Polis was selected as a director. Mr. Polis has also been appointed as a member of the Compensation Committee.

Mr. Polis, age 38, has been Secretary and Treasurer of ASI Technology Corporation, a publicly traded specialty finance company, since July 2000. He has been employed as an asset manager for privately-held Davric Corporation since 1997. Mr. Polis is also a private investor and serves on the board of several Las Vegas non-profit organizations. He obtained a B.S. in Business Administration from the University of Arizona in 1993.

At the beginning of the fiscal year on April 1, 2008 the Company had a short-term 18% secured promissory note payable in the principal amount of $450,000 to ASI Technology Corporation (“ASI”). Mr. Polis is Secretary, Treasurer and a director of ASI and owns less than 5% of its common equity. In June 2008 the Company made a principal reduction of $50,000 and obtained an extension of the currently outstanding balance of $400,000 to December 23, 2008. The Company paid ASI a finance charge of $4,000 by issuing 40,404 restricted shares of common stock in connection with the extension. The Company has made monthly interest only payments of 18% of the outstanding balance each month.

Upon his appointment, Mr. Polis received a non-statutory stock option to purchase 300,000 shares of common stock under the Company’s 2005 Equity-Based Compensation Plan. This option has an exercise price of $0.115 per common share which equals or exceeds the closing price on the date of grant. The option has a five-year life subject to continuing service and vests or becomes exercisable at the rate of 12.5% per calendar quarter commencing December 31, 2008.

On October 8, 2008 the Company issued a press release about the resignation of Mr. Diaz and the appointments of Mr. Cocumelli and Mr. Polis, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 8, 2008 issued by e.Digital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.DIGITAL CORPORATION

Date: October 8, 2008	By: /s/ ROBERT PUTNAM
Robert Putnam, Senior Vice President, Interim Financial Officer and Secretary (Principal Financial and Accounting Officer and duly authorized to sign on behalf of the Registrant)